Exhibit 99.1

Outset Medical Second-Quarter Results Demonstrate Continued Momentum, Punctuated by Strong Revenue Growth, Console Placements and Utilization

Company raises 2025 revenue guidance to a range of $122 million to $126 million

San Jose, CA – Aug. 6, 2025 – Outset Medical, Inc. (Nasdaq: OM), a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis, today reported financial results for the second quarter ended June 30, 2025.

Second Quarter and Recent Highlights

•
Net revenue of $31.4 million grew 15% from the prior-year period, driven by a 25% increase in Tablo console revenue.
•
Recurring revenue consisting of Tablo consumables and services grew 11% over the prior-year period to $22.5 million, driven by a 17% increase in consumable revenue.
•
Gross margin was 37.8%, or 38.4% on a non-GAAP basis, a 110 basis-point improvement over the prior-year period.
•
Operating expenses declined nearly 30% from the second quarter of 2024 and the company used approximately 60% less cash during the first half of 2025 than the prior-year period.
•
Signed a new enterprise agreement with one of the largest national health systems, which provides Tablo access to well over 100 facilities. Tablo is now in use at more than 900 acute and sub-acute sites in the U.S.

“We exited the second quarter with continued momentum that reflects both the internal work we have done to transform our commercial organization and growing demand among acute-care customers for the clinical, financial and operational benefits that insourcing with Tablo can deliver,” said Leslie Trigg, Chair and Chief Executive Officer. “During the quarter, we again grew new Tablo console placements in both the acute and home settings while expanding gross margin, reducing expenses and making excellent progress on our path to achieve near-term profitability.”

Second Quarter 2025 Financial Results

Revenue for the second quarter was $31.4 million, an increase of 15% compared to $27.4 million in the second quarter of 2024. Product revenue of $23.1 million rose 20% from $19.2 million in the second quarter of 2024. Service and other revenue of $8.3 million increased 2% compared to $8.2 million in the second quarter of 2024. Recurring revenue from the sale of Tablo cartridges and service reached $22.5 million, an 11% increase as compared to $20.2 million in the prior-year period.

Gross profit of $11.9 million increased 21% from $9.8 million in the second quarter of 2024. Gross margin was 37.8%, compared to 35.7% in the second quarter of 2024. On a non-GAAP basis, gross margin reached 38.4%, as compared to 37.3% in the second quarter of 2024. Product gross profit was $11.3 million, compared to $8.7 million in the second quarter of 2024. Product gross margin reached 48.9%, compared to 45.1% in the second quarter of 2024. Service and other gross profit was $0.6 million, compared to $1.1 million in the second quarter of 2024. Service and other gross margin was 6.9%, compared to 13.6% in the second quarter of 2024.

Operating expenses of $28.7 million declined 29% from the prior-year period as a result of reductions in spending during the year intended to streamline operations and accelerate the company’s path to profitability. Research and development (R&D) expenses were $5.3 million, sales and marketing (S&M) expenses were $14.3 million, and general and administrative (G&A) expenses were $9.2 million. This compared to operating expenses of $40.5 million in the second quarter of 2024, including R&D expenses of $9.7 million, S&M expenses of $18.1 million, and G&A expenses of $12.7 million.

Excluding stock-based compensation expense and severance and related charges, non-GAAP operating expenses were $25.4 million, including R&D expenses of $4.5 million, S&M expenses of $13.3 million, and G&A expenses of $7.5 million.

Net loss was $18.5 million compared to net loss of $34.5 million for the same period in 2024. On a non-GAAP basis, net loss was $15 million compared to non-GAAP net loss of $24.7 million for the same period in 2024.

Total cash, including restricted cash, cash equivalents and short-term investments, was $187.4 million as of June 30, 2025.

2025 Financial Guidance

Outset raised its 2025 revenue guidance to a range of $122 million to $126 million from $115 million to $125 million. The company continues to expect 2025 non-GAAP gross margin to be in the high-30% range. Additionally, the company continues to expect it will use less than $50 million of cash in 2025 as compared to over $100 million used in 2024.

Webcast and Conference Call Details

Outset will host a conference call today, August 6, 2025, at 2:00 p.m. PT / 5:00 p.m. ET to discuss its second quarter 2025 financial results. Those interested in listening to the conference call may do so by registering online. Once registered, participants will receive dial-in numbers and a unique pin to join the call. Participants are encouraged to register more than 15 minutes before the start of the call. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at https://investors.outsetmedical.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

The Company may report non-GAAP results for gross profit/loss, gross margin, operating expenses, operating margins, net income/loss, basic and diluted net income/loss per share, other income/loss, and cash flows. These non-GAAP financial measures are in addition to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP. As listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release, the Company’s GAAP financial measures include stock-based compensation expense, as well as severance and related charges net of the reversal of compensation accruals for impacted employees. Stock-based compensation is a non-cash expense, and severance and related charges arise outside the ordinary course of continuing operations and are not reflective of the Company's current operating performance. As such, management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance and period-to-period comparisons. There are limitations related to the use of non-GAAP financial measures because they are not prepared in accordance with GAAP, may exclude significant expenses required by GAAP to be recognized in the Company’s financial statements, and may not be comparable to non-GAAP financial measures used by other companies. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the Appendix A of this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements include, but are not limited to, statements about the Company’s possible or assumed future results of operations and financial position, including expectations regarding projected revenues, gross margin, operating expenses, capital expenditures, cash use, cash burn, cash position, profitability and outlook; statements about the sufficiency of the Company’s cash balances through cashflow breakeven; statements regarding the anticipated impacts and benefits of the Company’s cost reduction actions, initiatives to optimize the commercial organization and restructurings; statements regarding the Company’s overall business strategy, plans and objectives of management; the Company’s expectations regarding the market sizes and growth potential for Tablo and the total addressable market opportunities for Tablo; continued execution of the Company’s initiatives designed to expand gross margins; the Company’s ability to respond to and resolve any reports, observations or other actions by the Food and Drug Administration or other regulators in a timely and effective manner; as well as the Company’s expectations regarding the impact of macroeconomic factors (including changes in tariff or trade laws and policies) on the Company, its customers and suppliers. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission, including its latest annual and quarterly reports. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise.

About Outset Medical, Inc.

Outset is a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. The Tablo® Hemodialysis System, FDA cleared for use from the hospital to the home, represents a significant technological advancement that transforms the dialysis experience for patients and operationally simplifies it for providers. Tablo serves as a single enterprise solution that can be utilized across the continuum of care, allowing dialysis to be delivered anytime, anywhere and by anyone. The integration of water purification and on-demand dialysate production enables Tablo to serve as a dialysis clinic on wheels, with 2-way wireless data transmission and a proprietary data analytics platform powering a new holistic approach to dialysis care. Tablo is a registered trademark of Outset Medical, Inc.

Investor Contact

Jim Mazzola

jmazzola@outsetmedical.com

Outset Medical, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue:
Product revenue	$23,082	$19,238	$44,376	$39,666
Service and other revenue	8,337	8,150	16,795	15,890
Total revenue	31,419	27,388	61,171	55,556
Cost of revenue:
Cost of product revenue (2)	11,791	10,567	22,793	23,148
Cost of service and other revenue	7,761	7,039	15,445	14,411
Total cost of revenue	19,552	17,606	38,238	37,559
Gross profit (1)	11,867	9,782	22,933	17,997
Gross margin (1)	37.8%	35.7%	37.5%	32.4%
Operating expenses:
Research and development (2)	5,289	9,734	10,804	22,369
Sales and marketing (2)	14,280	18,128	27,932	39,176
General and administrative (2)	9,163	12,684	17,461	24,128
Total operating expenses	28,732	40,546	56,197	85,673
Loss from operations	(16,865)	(30,764)	(33,264)	(67,676)
Interest income and other income, net	1,903	2,471	3,879	5,569
Interest expense	(3,475)	(6,010)	(7,035)	(11,978)
Loss on extinguishment of term loan	—	—	(7,685)	—
Loss before provision for income taxes	(18,437)	(34,303)	(44,105)	(74,085)
Provision for income taxes	104	151	219	313
Net loss	$(18,541)	$(34,454)	$(44,324)	$(74,398)

Net loss per share, basic and diluted	$(1.04)	$(9.96)	$(3.57)	$(21.72)
Shares used in computing net loss per share, basic and diluted	17,743	3,458	12,420	3,426

(1) Gross profit and gross margin by source consisted of the following:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Gross profit
Product revenue	$11,291	$8,671	$21,583	$16,518
Service and other revenue	576	1,111	1,350	1,479
Total gross profit	$11,867	$9,782	$22,933	$17,997
Gross margin
Product revenue	48.9%	45.1%	48.6%	41.6%
Service and other revenue	6.9%	13.6%	8.0%	9.3%
Total gross margin	37.8%	35.7%	37.5%	32.4%

(2) Includes stock-based compensation expense and severance and related charges, net as follows:
	Three Months Ended		Six Months Ended
Stock-based compensation expense	June 30,		June 30,
	2025	2024	2025	2024
Cost of revenue	$186	$531	$303	$796
Research and development	750	2,293	1,309	4,625
Sales and marketing	933	2,494	1,412	3,953
General and administrative	1,627	4,502	3,449	8,649
Total stock-based compensation expense	$3,496	$9,820	$6,473	$18,023

	Three Months Ended		Six Months Ended
Severance and related charges, net	June 30,		June 30,
	2025	2024*	2025	2024*
Cost of revenue	$—	(78)	$—	201
Research and development	—	(29)	34	963
Sales and marketing	—	99	—	892
General and administrative	—	(41)	(42)	370
Total severance and related charges, net	$—	(49)	$(8)	2,426
* Net of adjustments to compensation accrual

Outset Medical, Inc.

Condensed Balance Sheets

(in thousands, except per share amounts)

	June 30,	December 31,
	2025	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$39,559	$124,014
Short-term investments	144,531	34,671
Accounts receivable, net	34,891	35,619
Inventories	52,249	59,387
Prepaid expenses and other current assets	4,348	4,530
Total current assets	275,578	258,221
Restricted cash	3,329	3,329
Property and equipment, net	6,166	8,133
Operating lease right-of-use assets	3,168	3,940
Other assets	560	2,172
Total assets	$288,801	$275,795
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,445	$3,862
Accrued compensation and related benefits	9,789	16,821
Accrued expenses and other current liabilities	8,518	8,205
Accrued warranty liability	1,239	1,938
Deferred revenue, current	14,009	12,753
Operating lease liabilities, current	1,909	1,799
Total current liabilities	36,909	45,378
Accrued interest	—	2,695
Deferred revenue	587	844
Operating lease liabilities	1,707	2,684
Term loans	94,814	197,375
Total liabilities	134,017	248,976
Commitments and contingencies
Stockholders' equity:
Preferred Stock, $0.001 par value; 5,000 shares authorized as of June 30, 2025 and December 31, 2024; 21 and 0 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	3,841	—
Common stock, $0.001 par value; 300,000 shares authorized as of June 30, 2025 and December 31, 2024; 17,766 and 3,530 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	18	4
Additional paid-in capital	1,284,923	1,116,496
Accumulated other comprehensive income	49	42
Accumulated deficit	(1,134,047)	(1,089,723)
Total stockholders' equity	154,784	26,819
Total liabilities and stockholders' equity	$288,801	$275,795

Outset Medical, Inc.

Condensed Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2025	2024
Net cash used in operating activities	$(30,486)	$(79,247)
Net cash used in investing activities	(109,241)	(20,090)
Net cash provided by financing activities	55,272	68,687
Net decrease in cash, cash equivalents and restricted cash	(84,455)	(30,650)
Cash, cash equivalents and restricted cash at beginning of the period	127,343	71,838
Cash, cash equivalents and restricted cash at end of the period (1)	$42,888	$41,188

(1) The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the accompanying condensed balance sheets that sum to the total of the amounts shown in the accompanying condensed statements of cash flows (in thousands):

	June 30,
	2025	2024
Cash and cash equivalents	$39,559	$37,859
Restricted cash	3,329	3,329
Total cash, cash equivalents and restricted cash*	$42,888	$41,188

* The total cash, including restricted cash, cash equivalents and investment securities as of June 30, 2025 was $187.4 million; compared to $198.2 million as of June 30, 2024.

Appendix A

Outset Medical, Inc.

Results of Operations – Non-GAAP

(in thousands, except per share amounts)

(unaudited)

Reconciliation between GAAP and non-GAAP net loss per share:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
GAAP net loss per share, diluted	$(1.04)	$(9.96)	$(3.57)	$(21.72)
Stock-based compensation expense	0.20	2.84	0.52	5.26
Severance and related charges, net	—	(0.01)	—	0.71
Non-GAAP net loss per share, diluted	$(0.84)	$(7.13)	$(3.05)	$(15.75)

Reconciliation between GAAP and non-GAAP net loss:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
GAAP net loss, diluted	$(18,541)	$(34,454)	$(44,324)	$(74,398)
Stock-based compensation expense	3,496	9,820	6,473	18,023
Severance and related charges, net	—	(49)	(8)	2,426
Non-GAAP net loss, diluted	$(15,045)	$(24,683)	$(37,859)	$(53,949)

Reconciliation between GAAP and non-GAAP results of operations:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
GAAP gross profit	$11,867	$9,782	$22,933	$17,997
Stock-based compensation expense	186	531	303	796
Severance and related charges, net	—	(78)	—	201
Non-GAAP gross profit	$12,053	$10,235	$23,236	$18,994

GAAP gross margin	37.8%	35.7%	37.5%	32.4%
Stock-based compensation expense	0.6	1.9	0.5	1.4
Severance and related charges, net	—	(0.3)	—	0.4
Non-GAAP gross margin	38.4%	37.3%	38.0%	34.2%

GAAP research and development expense	$5,289	$9,734	$10,804	$22,369
Stock-based compensation expense	(750)	(2,293)	(1,309)	(4,625)
Severance and related charges, net	—	29	(34)	(963)
Non-GAAP research and development expense	$4,539	$7,470	$9,461	$16,781

GAAP sales and marketing expense	$14,280	$18,128	$27,932	$39,176
Stock-based compensation expense	(933)	(2,494)	(1,412)	(3,953)
Severance and related charges, net	—	(99)	—	(892)
Non-GAAP sales and marketing expense	$13,347	$15,535	$26,520	$34,331

GAAP general and administrative expense	$9,163	$12,684	$17,461	$24,128
Stock-based compensation expense	(1,627)	(4,502)	(3,449)	(8,649)
Severance and related charges, net	—	41	42	(370)
Non-GAAP general and administrative expense	$7,536	$8,223	$14,054	$15,109

GAAP total operating expense	$28,732	$40,546	$56,197	$85,673
Stock-based compensation expense	(3,310)	(9,289)	(6,170)	(17,227)
Severance and related charges, net	—	(29)	8	(2,225)
Non-GAAP total operating expense	$25,422	$31,228	$50,035	$66,221